UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2019

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, Suite 2930 New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 1, 2019, Two Harbors Investment Corp. (the “Company”) confirmed the appointment of Mary K. Riskey as Vice President, Chief Financial Officer effective as of February 1, 2019. The appointment of Ms. Riskey as Chief Financial Officer became effective following the previously announced resignation of Brad Farrell as of January 31, 2019.

Ms. Riskey, 54, has served as the Company’s Vice President, Acting Chief Financial Officer since October 2018. Ms. Riskey previously served as the Company’s Chief Accounting Officer since 2016, as Director, Corporate Controller since 2013 and as Director, Loan Accounting upon joining the Company in 2011. Ms. Riskey has spent the breadth of her career in financial reporting and accounting roles for public financial services companies. From 2000 to 2011, Ms. Riskey served in leadership roles at GMAC ResCap, a global diversified real estate company, advancing to Senior Director, Accounting and Reporting. From 1995 to 2000, Ms. Riskey held several positions at Arcadia Financial LTD, serving most recently as Assistant Controller. Ms. Riskey received a B.B.A. in Accounting from the University of North Dakota.

There are no family relationships between Ms. Riskey and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction or material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No new compensatory or severance arrangements were entered into in connection with Ms. Riskey’s appointment as Vice President, Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: February 1, 2019